Exhibit 99.1

           SUREWEST COMMUNICATIONS SELLS DIRECTORY PUBLISHING BUSINESS

ROSEVILLE, Calif., Feb. 28 /PRNewswire-FirstCall/ -- Leading independent telecommunications holding company SureWest Communications (Nasdaq: SURW) today announced that it has completed the previously announced sale of its Directory Publishing business to GateHouse Media, Inc. (NYSE: GHS).

GateHouse Media acquired 100% of the stock of SureWest Directories, a wholly owned subsidiary of SureWest Communications, for an aggregate cash purchase price of $110.0 million, including $3.5 million of working capital, for a net purchase price of $106.5 million. GateHouse Media will become the publisher of the official directory of SureWest Telephone.

About SureWest Communications

Serving the Northern California region for more than 90 years, SureWest Communications (www.surewest.com) is one of the nation's leading integrated communications providers. SureWest's bundled offerings include an array of advanced digital video, high-speed Internet, local and long distance telephone, PCS wireless and directories services. SureWest's fiber-to-the- premise IP-based network features high-definition video and Internet speeds of up to 50 Mbps.

    Contact:
    Karlyn Oberg
    Director of Investor Relations
    916-786-1799
    k.oberg@surewest.com

SOURCE  SureWest Communications
    -0-                             02/28/2007
    /CONTACT: Karlyn Oberg, Director of Investor Relations, SureWest Communications, +1-916-786-1799, or k.oberg@surewest.com/
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              AP Archive:  http://photoarchive.ap.org
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    /Web site:  http://www.surewest.com/